Exhibit 10.1

Execution copy

MODIFICATION AGREEMENT

This Modification Agreement (this “Agreement”) is entered into as of April 23, 2025, by and among RYVYL, Inc. (“Company”), Transact Europe Holdings EOOD (“Seller”) and Hampstead Holdings Ltd. (“Buyer”). Company, Seller, and Buyer are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

Recitals

A. The Parties executed that certain Termination Agreement dated as of January 23, 2025 (as may be amended from time to time, the “Termination Agreement”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement.

B. Buyer has agreed not to take any steps to exercise any rights it has under the SPA for a period of fourteen days while the Parties negotiate in good faith a potential restructuring in respect of the securities purchase transaction under the SPA, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1. Modification. Buyer agrees not to exercise any rights it has to close the securities purchase transaction under the SPA for a period of fourteen calendar days commencing on and including the date of this Agreement (the “Extension Period”), during which time the Parties will attempt to enter into an alternative transaction, in lieu of the securities purchase transaction under the SPA. Company shall have the right to extend the Extension Period by twenty-one calendar days by paying to the Buyer USD750,000 for value and in freely transferable funds on or before 6th May 2025.

2. No Waiver. Other than as expressly set out herein, this Agreement does not constitute a waiver or release of any of Buyer’s rights or entitlements under or in connection with the SPA or the Termination Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the SPA and the Termination Agreement, except as modified by this Agreement, are hereby ratified and confirmed and shall remain in full force and effect. This Agreement, together with the SPA and Termination Agreement, constitute the entire understanding among the Parties with respect to the subject matter hereof, and supersede all prior oral or written agreements relating to the subject matter hereof.

3. Representations and Warranties. The representations and warranties contained in the Termination Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

4. Counterparts. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

5. Effectiveness. This Agreement shall be deemed effective upon each party’s due execution and delivery of this Agreement to the Company.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

COMPANY:

RYVYL, INC.

By:	/s/ Fredi Nisan

Name:	Fredi Nisan

Title:	Chief Executive Officer

SELLER:

TRANSACT EUROPE HOLDINGS EOOD

By:	/s/ Ben Errez

Name:	Ben Errez

Title:	Geneal Manager

BUYER:

HAMPSTEAD HOLDINGS LTD

By:	/s/ Daniel Cookson

Name:	Daniel Cookson

Title:	Managing Director

[Signature Page to Modification Agreement]